Calculation of Filing Fee Tables
S-8
Legence Corp.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock	Other	1,896,063	$ 48.03	$ 91,067,905.89	0.0001381	$ 12,576.48
Total Offering Amounts:						$ 91,067,905.89		$ 12,576.48
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 12,576.48
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock of the Company which become issuable under the Legence Corp. 2026 Employee Stock Purchase Plan (the "Plan") by reason of any share split, share combination, share dividend, exchange of shares or other recapitalization, merger or any other similar transaction effected without the receipt of consideration which results in an increase in the number of shares of outstanding common stock. (2) Represents shares of Class A common stock issuable pursuant to the Plan being registered herein, which shares consist of shares of Class A common stock reserved and available for delivery with respect to awards under the Plan and shares of Class A common stock that may again become available for delivery with respect to awards under the Plan pursuant to the share counting, share recycling and other terms and conditions of the Plan. (3) Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee. Represents the average of the high and low sales prices of the Class A common stock as reported on the Nasdaq Stock Market LLC on March 3, 2026 (such date being within 5 business days prior to the date of filing this Registration Statement), multiplied by 90%. Pursuant to the terms of the applicable Offering Document, the purchase price of a Share will equal 90% of the Fair Market Value of the Share on the Enrollment Date (as such capitalized terms are defined in the Plan).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A